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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                           Percentage Ownership
Name of Subsidiary           State of Incorporation            by Registrant
------------------           ----------------------        --------------------

Firstate Bank                       Nebraska                       91.4%
Firstate Bank of Colorado           Colorado                        100%
First Mortgage Bancorp              Colorado                        100%